Exhibit 10.13

Guaranty of Funding

This Guaranty of Funding is made as of March 7, 2017 by _______________, an individual having a business address at ____________________ (the “Guarantor”) in favor of JENSYN ACQUISITION CORP., a Delaware corporation (the “Company”).

WHEREAS, the Company has issued to the Guarantor a promissory note dated March 7, 2017 (the “Note”) which contemplates that the Guarantor may loan to the Company up to Four Hundred Twenty-Five Thousand Dollars ($425,000) on the terms and conditions set forth on the Note;

WHEREAS, Jeffrey J. Raymond, Rebecca Irish and Peter Underwood (the “Other Guarantors”) have each executed a Guaranty of Funding in form and substance substantially identical to this Guaranty of Funding (the “Other Guarantees”);

WHEREAS, as of the date hereof, the Guarantor has loaned an aggregate of Two Hundred Seventeen Thousand Three Hundred Thirty Dollars ($217,330) to the Company;

NOW, THEREFORE, the Guarantor and the Company hereby agree as follows:

1.	Guaranty of Funding. The Guarantor hereby agrees that if a request for funding under the Note is made by the Company (after approval of any such request by a majority of the members of the Company’s Board of Directors), the Guarantor will fund such loan request within fifteen (15) days of the date of the request provided that (i) the sum of the amount requested and the principal amount then outstanding under the Note shall not exceed the Maximum Commitment (as defined below) and (ii) each of the Other Guarantors funds a loan request in an equal or greater amount pursuant to the Other Guarantees. The Maximum Commitment shall be (i) $325,000 from the date of this Guaranty of Funding through October 1, 2017, (ii) $375,000 from October 2, 2017 through January 1, 2018 and (iii) $425,000 from January 2, 2018 through April 1, 2018.

2.	Extension of Business Combination. The Company agrees that the Company shall not extend the date by which it shall consummate its initial Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation) without the prior written consent of the Guarantor.

IN WITNESS WHEREOF, the parties have executed this Guaranty of Funding as of the date first above written.

Name of Guarantor

JENSYN ACQUISITION CORP.

By:
Name:
Title: